UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ELECTRAMECCANICA VEHICLES CORP.
(Exact Name of Registrant as Specified in Its Charter)

British Columbia	N/A
(State of Incorporation or Organization)	(IRS Employer Identification No.)

102 East 1st Avenue Vancouver, British Columbia, Canada	V5T 1A4
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Shares, no par value	The NASDAQ Stock Market LLC

Warrants, each to purchase one Common Share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c) please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: File No. 333-222814 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

INFORMATION INCLUDED IN REGISTRATION STATEMENT

Explanatory Note

The NASDAQ Stock Market LLC has approved the Common Shares and the Warrants (each as defined below) of ElectraMeccanica Vehicles Corp. (the “Registrant”) for listing on the NASDAQ Capital Market under the trading symbols SOLO and SOLOW, respectively. As a result of the listing of the Registrant’s Common Shares and Warrants on the NASDAQ Capital Market, the Common Shares and Warrants are hereby registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) rather than, in the case of the Common Shares previously, Section 12(g) of the Exchange Act.

Item 1.	Description of Registrant's Securities to be Registered.

The Registrant hereby registers its (i) common shares, no par value ("Common Shares"), and (ii) warrants to purchase Common Shares ("Warrants"), each whole Warrant entitling the holder thereof to purchase one Common Share.  The description of the Common Shares and the Warrants contained in the sections entitled "Securities Eligible for Future Sale" and “Notice of Articles and Articles of Our Company” in the Registrant's prospectus forming part of its Registration Statement on Form F-1 (File No. 333-222814), as initially filed publicly with the U.S. Securities and Exchange Commission (the "Commission") on February 1, 2018, and as thereafter amended (the "Registration Statement"), to which this Form 8-A relates is incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

Exhibit No.	Description
3.1	Notice of Articles(1)
3.2	Articles(1)
4.1	Share Certificate — Common Shares(1)
4.4	Form of Warrant Agreement(2)

(1)	Filed as an exhibit to our registration statement on Form F-1 as filed with the SEC on October 12, 2016 and incorporated herein by reference.

(2)	Filed as an exhibit to amendment number 2 to our registration statement on Form F-1 as filed with the SEC on July 3, 2018 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 31, 2018	ELECTRAMECCANICA VEHICLES CORP.

/s/ Jerry Kroll
Chief Executive Officer and Chairman (Principal Executive Officer)